   As filed with the Securities and Exchange Commission on February 18, 1997
                                                      Registration No. 333-15759
                                                                           -----

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                ----------------

                              YURIE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                                                 52-1778987
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                              10000 Derekwood Lane
                               Lanham, MD  20706
          (Address of principal executive offices, including zip code)

            YURIE SYSTEMS, INC. 1996 NON STATUTORY STOCK OPTION PLAN
                YURIE SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN
                    YURIE SYSTEMS, INC. 401(k) SAVINGS PLAN

                           (Full title of the plans)

                                Dr. Jeong H. Kim
                              YURIE SYSTEMS, INC.
                              10000 Derekwood Lane
                               Lanham, MD  20706
                                 (301) 352-4600
                      (Name, address and telephone number,
                   including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                        Proposed Maximum    Proposed Maximum
Title of securities    Amount to be     offering price     aggregate offering       Amount of
  to be registered      registered        per share             price           registration fee
---------------------------------------------------------------------------------------------------
  Common Stock         5,400,000(1)         *  (2)               *  (2)             $12,060.00(2)
($.01 par value)          shares
===================================================================================================

(1) Plus such additional shares as may be made available in order to adjust to a change in capitalization. In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended, (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Yurie Systems, Inc. 401(k) Savings Plan (the "401(k) Plan") and the Yurie Systems, Inc. Employee Stock Purchase Plan the ("ESPP").

(2) As of the date hereof, options to purchase 2,103,642, 722,600 and 560,480 shares of Common Stock of the Registrant have been granted pursuant to the Yurie Systems, Inc. 1996 Non Statutory Stock Option Plan at exercise prices of $0.52 , $2.70 and $9.00 per share, respectively. The registration fee for the foregoing shares is based upon such exercise prices. The Registrant has also reserved 200,000 shares of the Common Stock for issuance under the 401(k) Plan and 200,000 shares of its Common Stock for issuance under the ESPP. No shares of Common Stock have been issued under the 401(k) Plan or the ESPP. Pursuant to Rule 457(c), the registration fee for the 1,613,278 remaining shares not currently subject to outstanding options or the 400,000 shares not issued under the 401(k) Plan or ESPP is based upon a price of $15.75 per share, the average of the high and low sales price reported on the Nasdaq National Market System for the Common Stock on February 14, 1997.
================================================================================

                               EXPLANATORY NOTE


    This Registration Statement relates to the registration by Yurie Systems, Inc. (the "Company") of (a) 5,000,000 shares of common stock par value $0.01 per share ("Common Stock") which are issuable upon the exercise of options which have been granted under the Yurie Systems, Inc. 1996 Non Statutory Stock Option Plan, as amended, (the "Stock Option Plan") and which have been or may be granted under the Stock Option Plan as follows: (i) 3,386,722 shares of Common Stock subject to options previously granted under the Stock Option Plan, and
(ii) 1,613,278 shares of Common Stock (plus, subject to the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, if applicable, a number of shares of Common Stock subject to outstanding options which expire or terminate without exercise for any reason) issuable upon exercise of options that may be granted in the future under the Stock Option Plan; (b) 200,000 shares of Common Stock reserved for issuance under the Yurie Systems, Inc. 401(k) Savings Plan ("401(k) Plan"); and (c) 200,000 shares of Common Stock reserved for issuance under the Yurie Systems, Inc. Employee Stock Purchase Plan ("ESPP"). No shares of Common Stock have been issued under the 401(k) Plan or the ESPP.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

     (a) The Company's prospectus filed with the Commission on February 6, 1997 pursuant to Rule 424(b) under the Securities Act.

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996.

     (c) The description of the common stock of the Company, $.01 par value per share (the "Common Stock"), which is registered under Section 12 of the Exchange Act, contained in the Registration Statement on Form 8-A filed with the Commission on January 31, 1997, which incorporates by reference the description of the Common Stock contained in the Registration Statement on Form S-1 (No. 333-15759) (originally filed on November 7, 1996), as amended, including any amendment or report filed for the purpose of updating such description. Such description of the Common Stock contained in the Form S-1 is also incorporated by reference.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Company, as a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article NINTH of the Company's Certificate of Incorporation (the "Certificate") provides that the Company shall, to the fullest extent permitted by the DGCL, as amended from time to time, indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any actual or threatened action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact the he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article NINTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in such person's capacity and to action in another capacity while holding office or while employed by or acting as agent for the Company, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons.

     Article NINTH, Section E of the Company's Certificate also provides that the Company shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such. The Company has obtained primary and excess insurance policies insuring the directors and officers of the Company against certain liabilities that they may incur in their capacity as directors and officers. Under such policies, the insurers, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

    Pursuant to Section 102(b)(7) of the DGCL, Article EIGHT of the Company's Certificate eliminates the liability of a director to the Company or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the Company or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit. The Certificate also provides that if the DGCL is amended to permit further elimination or limitation of personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

    Additionally, reference is made to the Underwriting Agreement filed as
Exhibit 1.1 to the Registration Statement on Form S-1, as amended, No. 333-15759, which provides for indemnification by the Underwriters of the Company, its directors and officers who sign the Registration Statement on Form S-1 and persons who control the Company, under certain circumstances.

Item 7.  Exemption from Registration Claimed

    Not applicable.

Item 8.  Exhibits

Exhibit No.     Description of Exhibit

4.1             Specimen form of the Company's Common Stock
                Certificate (Filed as Exhibit 4.1 to Amendment No. 5 to the Company's Registration Statement (File
                No. 333-15759) on Form S-1 and incorporated herein by reference).

4.2 Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Registration
                Statement (File No. 333-15759) on Form S-1 and incorporated herein by reference).

4.3             Bylaws of the Company (Filed as Exhibit 3.2 to
                Amendment No. 2 to the Company's Registration
                Statement (File No. 333-15759) on Form S-1 and incorporated herein by reference).

4.4 Yurie Systems, Inc. 1996 Non Statutory Stock Option Plan (Filed as Exhibit 10.1 to the Company's
                Registration Statement (File No. 333-15759) on
                Form S-1 and incorporated herein by reference).

Exhibit No.    Description of Exhibit

4.5            Yurie Systems, Inc. Employee Stock Purchase Plan
               (Filed as Exhibit 10.12 to the Company's
               Registration Statement (File No. 333-15759) on
               Form S-1 and incorporated herein by reference).

4.6            Yurie Systems, Inc. 401(k) Savings Plan (Filed as
               Exhibit 10.13 to the Company's Registration
               Statement (File No. 333-15759) on Form S-1 and incorporated herein by reference).

5.1            Opinion of Fried, Frank, Harris, Shriver &
               Jacobson as to the validity of the shares of Common Stock covered by the Registration Statement.

23.1           Consent of Deloitte & Touche L.L.P.

23.2           Consent of Fried, Frank, Harris, Shriver &
               Jacobson (included in Exhibit 5.1).

24.1.a         Power of Attorney by Kenneth D. Brody


24.1.b         Power of Attorney by William J. Perry

24.1.c         Power of Attorney by Herbert Rabin

24.1.d         Power of Attorney by R. James Woolsey


Item 9.  Undertakings

    (a) The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The Company intends to file in a timely manner a request with the Internal Revenue Service ("IRS") for a determination that the 401(k) Plan and any amendments thereto meet the requirements of Section 401 of the Internal Revenue Code, as amended. The Company will make all changes required by the IRS to qualify the 401(k) Plan and any amendments thereto.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, State of Maryland, on February 18, 1997.



                                       YURIE SYSTEMS, INC.



                                       By:  /s/ Jeong H. Kim
                                          ----------------------
                                          Jeong H. Kim
                                          Chairman of the Board and
                                          Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                   Title                                   Date
---------                   -----                                   ----

/s/Jeong H. Kim             Chairman of the Board             February 18, 1997
-------------------------   and Chief Executive Officer
Jeong H. Kim                 (Principal Executive
                             Officer)


/s/Kwok L. Li               President and Chief               February 18, 1997
-------------------------    Operating Officer,
Kwok L. Li                   Director


/s/Barton Y. Shigemura      Senior Vice President,            February 18, 1997
-------------------------    Sales and Marketing,
Barton Y. Shigemura          Director

Signature                   Title                                    Date
---------                   -----                                    ----

/s/Charles S. Marantz       Vice President, Finance,          February 18, 1997
----------------------       and Administration,
Charles S. Marantz           Chief Financial Officer
                             and Treasurer (Principal
                             Financial and Accounting
                             Officer)


         *                  Director                          February 18, 1997
----------------------
Kenneth D. Brody



         *                  Director                          February 18, 1997
----------------------
William J. Perry



         *                  Director                          February 18, 1997
----------------------
Herbert Rabin



         *                  Director                          February 18, 1997
----------------------
R. James Woolsey



* By:  /s/Jeong H. Kim
       ---------------

       Attorney-in-Fact

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, State of Maryland, on February 18, 1997.



                                         YURIE SYSTEMS, INC. 401(k) SAVINGS
                                         PLAN


                                         By: /s/ Jeong H. Kim
                                             -----------------------
                                             Jeong H. Kim
                                             Chairman of the Board and
                                             Chief Executive Officer

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, State of Maryland, on February 18, 1997.



                                           YURIE SYSTEMS, INC. EMPLOYEE STOCK
                                           PURCHASE PLAN


                                           By: /s/ Jeong H. Kim
                                               -----------------------
                                               Jeong H. Kim
                                               Chairman of the Board and
                                               Chief Executive Officer

                                 EXHIBIT INDEX


                                                                  Page No. in
                                                                 Sequentially
Exhibit No.              Description of Exhibit                  Numbered Copy
-----------              ----------------------                  -------------

    4.1         Specimen form of the Company's Common
                Stock Certificate (Filed as Exhibit 4.1
                to Amendment No. 5 to the Company's
                Registration Statement (File No.
                333-15759) on Form S-1 and incorporated
                herein by reference).

    4.2         Certificate of Incorporation of the
                Company (Filed as Exhibit 3.1 to the
                Company's Registration Statement (File
                No. 333-15759) on Form S-1 and
                incorporated herein by reference).

    4.3         Bylaws of the Company (Filed as Exhibit
                3.2 to Amendment No. 2 to the Company's
                Registration Statement (File No.
                333-15759) on Form S-1 and incorporated
                herein by reference).

    4.4         Yurie Systems, Inc. 1996 Non Statutory
                Stock Option Plan (Filed as Exhibit
                10.1 to the Company's Registration
                Statement (File No. 333-15759) on Form
                S-1 and incorporated herein by
                reference).

    4.5         Yurie Systems, Inc. Employee Stock
                Purchase Plan (Filed as Exhibit 10.12
                to the Company's Registration Statement
                (File No. 333-15759) on Form S-1 and
                incorporated herein by reference).

    4.6         Yurie Systems, Inc. 401(k) Savings Plan
                (Filed as Exhibit 10.13 to the
                Company's Registration Statement (File
                No. 333-15759) on Form S-1 and
                incorporated herein by reference).

    5.1         Opinion of Fried, Frank, Harris,
                Shriver & Jacobson as to the validity
                of the shares of Common Stock covered
                by the Registration Statement.

   23.1         Consent of Deloitte & Touche L.L.P.

   23.2         Consent of Fried, Frank, Harris,
                Shriver & Jacobson (included in
                Exhibit 5.1).

   24.1.a       Power of Attorney by Kenneth D. Brody

   24.1.b       Power of Attorney by William J. Perry

   24.1.c       Power of Attorney by Herbert Rabin

   24.1.d       Power of Attorney by R. James Woolsey